News Release

MIHI Forms Wholly Owned Subsidiary “3PointCare, Inc.”

Company Subsidiary To Act As Its Management Service Organization (MSO) To Manage All Healthcare Operations

DULUTH, GEORGIA – 08/09/2016

Medina Innovation Holdings, Inc., which is changing its name to Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI), today announced that it had created a wholly owned subsidiary, “3PointCare” to act as its Management Service Organization, (MSO) to manage all Healthcare Operations of the Company.

The Company’s innovative plan and technical platform, utilizes a proprietary tele-health platform that enables rural patients and practitioners access to 16 types of physician specialists directly from the rural physician’s offices. It benefits the patients by eliminating the need to travel long distances to get needed specialist services and it gives the rural physicians immediate access to the services needed to help diagnose and treat their patients in situ. It also handles all administrative duties usually associated with the scheduling and billing for these services and creates additional revenues for these physicians without the traditional accompanying administrative costs.

3PointCare offers unparalleled access to quality healthcare in real time, with centralized scheduling, credentialing support, 24/7 IT support, video conferencing and much more. Videoconference, either point-to-point or multipoint, is readily available to all users. It is designed to be a highly secure environment and a working IP network.

Arturo “Jake” Sanchez, CEO and Director, stated: “3PointCare, managed is built to cater to each state where it intends to operate. The network platform has an integrated electronic health record system practice management, insurance eligibility for claims, billing and all other functions of a practice and supports an image grid and PACS system to enable access to CT scans and MRIs, and to then store and forward images. In addition, the network is expandable in both scope and size and has enough capacity to take on considerably more applications as needed for future additions/enhancements.”

“3PointCare gives the rural practitioners the tools it needs to effectively and seamlessly provide specialized healthcare services in rural and underserved areas. We install the telemedicine platform and peripherals to our referring partner clinics/ primary care doctor offices, including: Full Cart/Mobile Telemedicine Carts; Video Platform Integration; Image Grid/PACS System; EMR/Store and Forward Cloud-Based Infrastructure; TeleStroke Platform; Peripheral Devices; Broadband Infrastructure Connectivity; Travel Kits; Scheduling SW; and Consumer Devices.

We provide all this at no cost to the practitioner.”

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About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contacts:

investor@medicalinnovationholdings.com